SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       December 15, 1999
                                                       -----------------


                          WINSTAR COMMUNICATIONS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



       Delaware                        1-10726                  13-3585278
----------------------------         ------------            ------------------
(State or Other Jurisdiction         (Commission              (IRS Employer
    of Incorporation)                 File Number)           Identification No.)




685 Third Avenue, New York, New York                             10017
----------------------------------------                      ---------
(Address of Principal Executive Offices)                      (Zip Code)



Registrant's telephone number, including area code    (212) 792-9800
                                                      ---------------


                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

         General

         On December 15, 1999, Winstar Communications, Inc. ("Company" or "Winstar") and its wholly-owned subsidiary, WinStar Credit Corp. ("WCC"), entered into a Securities Purchase Agreement ("Purchase Agreement") with Credit Suisse First Boston Equity Partners, L.P. ("CSFBEP"), Welsh, Carson, Anderson & Stowe VIII, L.P. ("WCAS"), Microsoft Corporation ("Microsoft") and the other purchasers listed on the signature pages thereto (collectively and together with certain other purchasers to be identified prior to closing, the "Purchasers"), pursuant to which the Company and WCC agreed to sell to the Purchasers an aggregate of 900,000 shares of the Company's Series G Senior Cumulative Participating Convertible Preferred Stock ("Series G Stock") for an aggregate purchase price of $900,000,000. The closing of the purchase is expected to take place in January 2000 after the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction of certain other customary closing conditions. The Series G Stock, which will vote on an as-converted basis with the Company's Common Stock, will represent, on an after-issued basis, ownership of approximately 19.4% of the Company's outstanding common shares (18.3% of the Company's outstanding voting shares) and approximately 13.3% of the Company's fully diluted common shares. Hartley R. Rogers, Managing Director and Co-Head of Credit Suisse First Boston Private Equity Division, and Lawrence B. Sorrel, a General Partner of WCAS, will join the Company's Board of Directors upon the closing of the transaction.

         Concurrently with the execution of the Purchase Agreement, Winstar and Microsoft also entered into a Master Agreement and certain software licenses and other agreements under which they will work cooperatively to deliver and promote broadband applications, including general business, e-commerce and multimedia applications services. Included in this arrangement are a joint sales and marketing program and licenses of Microsoft's branded applications, including Office 2000 and other application services, to Winstar on an Application Service Provider (ASP) basis. The focus of this arrangement will be on developing new bandwidth-intensive services such as on-demand IP videoconferencing, based on Microsoft software. The companies also plan to collaborate with respect to Microsoft's BizTalk e-commerce and media streaming initiatives. These applications will be delivered over Winstar's high-speed broadband network.

         Dividends

         If any cash dividends are paid on the Common Stock, the holders of Series G Stock shall be entitled to receive such cash dividends on an as-converted basis. In addition, the Series G Stock pays cumulative dividends at a rate equal to the excess (if any) of (i) 5.75% per annum on its liquidation preference over (ii) the amount of any regular cash dividends per share of Series G Stock that have been paid during the applicable dividend period on the Common Stock. Such dividends shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year to the record holders of the Series G Stock as of March 1, June 1, September 1 and December 1. The Company has the option to pay dividends in cash or by adding the amount of the dividend to the liquidation preference of the Series G Stock.

         Conversion

         Each share of Series G Stock is convertible, at the option of the holder, into shares of Common Stock ("Conversion Shares") at a conversion price ("Conversion Price") of $67.50 per Conversion Share, subject to certain adjustments (i.e., for a stock split, stock dividend, combination, merger, consolidation, reclassification or other similar event involving the Company's Common Stock). The Company will have the option to convert all of the shares of Series G Stock into Common Stock at the Conversion Price if on any date after the third anniversary of the date of issuance of the Series G Stock, the volume-weighted average trading price of the Common Stock on Nasdaq for the 20 consecutive trading days immediately prior to such date is at least equal to 155% of the Conversion Price on such date.

         Liquidation, Dissolution or Winding up

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any payment or distribution of the Company's assets are made to the holders of Junior Securities (as defined below), holders of Series G Stock will be entitled to receive an amount per share equal to the greater of (i) the accreted value of the Series G Stock on such date, plus all dividends accrued to such date (whether or not earned or declared) since the end of the previous dividend period and (ii) the amount that would have been payable on a number of shares of Common Stock equal to the number of Conversion Shares into which a share of Series G Stock was convertible immediately prior to such date. Holders of Series G Stock will not be entitled to any further payment. If the assets of the Company distributable among the holders of Series G Stock are insufficient to pay in full the preferential amount and liquidating payments on any Parity Securities (as defined below), then such assets will be distributed among the holders of Series G Stock and any such Parity Securities ratably in accordance with the respective amounts that would be payable if all amounts payable thereon were paid in full.

         Ranking

         With respect to dividend rights and rights on liquidation, dissolution and winding up, the Series G Stock will rank (i) senior to the Company's Common Stock, 6% Series A Cumulative Convertible Preferred Stock, Series E Junior Convertible Preferred Stock and each other class or series of capital stock established in the future by the Company's Board of Directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series G Stock (collectively, the "Junior Securities") and (ii) on a parity with the Company's Series C 14 1/4% Senior Cumulative Exchangeable Preferred Stock Due 2007, Series D 7% Senior Cumulative Convertible Preferred Stock Due 2010, Series F 7 1/4% Senior Cumulative Convertible Preferred Stock and each other class or series of capital stock established in the future by the Company's Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Series G Stock (collectively, the "Parity Securities"). The Company may not issue any securities that are senior to the Series G Stock without the consent of the holders of the Series G Stock.

         Redemption

         On April 1, 2010, the Company will be required to redeem all of the outstanding shares of Series G Stock at a redemption price per share equal to the greater of (i) the accreted value of the Series G Stock on such date, plus all dividends accrued to such date (whether or not earned or declared) since the most recent dividend payment date and (ii) the volume-weighted average trading price per share of Common Stock on Nasdaq for the 20 consecutive trading days immediately prior to April 1, 2010 multiplied by the number of Conversion Shares into which the Series G Stock is convertible on such date. The Company has the option to pay the redemption price in cash or in shares of Common Stock. If the Company elects to pay the redemption price, in whole or in part, in shares of Common Stock, such shares will be valued at 97% of the volume- weighted average trading price per share of Common Stock on Nasdaq for the 20 consecutive trading days immediately prior to April 1, 2010. If the Company determines to pay the redemption price in shares of Common Stock, the Company has agreed to use its best efforts to register such shares under the Securities Act of 1933, as amended, prior to the delivery of such shares.

         Change of Control

         In the event of a change in control of the Company, the Company will make an offer to purchase all outstanding shares of Series G Stock at a purchase price ranging from 102% to 108% of the accreted value per share on such date, plus all dividends accrued to such date (whether or not earned or declared) since the end of the previous dividend period. The Company has the option to pay the change of control amount in cash or shares of Common Stock. If the Company elects to pay the applicable change of control amount in shares of Common Stock, such shares will be valued at the volume-weighted average trading price per share of Common Stock on Nasdaq for the 20 consecutive trading days immediately prior to the date the change of control amount is paid. The Company has agreed to use its best efforts to register such shares prior to the delivery of such shares.

         Voting Rights

         Each holder of Series G Stock will be entitled to vote on all matters and will be entitled to that number of votes equal to the number of Conversion Shares into which such holder's shares of Series G Stock could be converted on the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of shareholders is solicited. In addition, so long as any of the Series G Stock is outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Series G Stock, voting together as a single class, will be necessary to: (i) amend, alter or repeal any provision of the Company's Restated Certificate of Incorporation or By-laws so as to adversely affect the Series G Stock, (ii) issue any additional Series G Stock or create, authorize or issue any capital stock that ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) to the Series G Stock or (iii) redeem for cash any Junior Securities, subject to certain exemptions.

         Shareholders Agreement

         Simultaneous with the closing of the transaction, each of (i) CSFBEP and its affiliated co-investment partners, (ii) WCAS and its affiliated co-investment partners and (iii) Microsoft (collectively, the "Holders") will separately enter into a Shareholders Agreement with the Company, pursuant to which (a) each of the Holders will agree that until the earlier of the tenth anniversary of the closing or the date on which such Holder owns less than 20% of its initial holdings on an as-converted basis, such Holder will not purchase any additional voting securities of the Company without the Company's prior written consent and (b) the Company will grant to each of the Holders customary demand and "piggyback" registration rights.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.

         (c)      Exhibits

                  4.1 Purchase Agreement, dated as of December 15, 1999, among the Company, WCC and the Purchasers (without exhibits)

                  4.2 Form of Certificate of Designations, Preferences and Rights of Series G Senior Cumulative Participating Convertible Preferred Stock

                  4.3 Form of Shareholders Agreement to be entered into separately with the Company by each of (i) CSFBEP and its affiliated co-investment partners, (ii) WCAS and its affiliated co-investment partners and
                           (iii) Microsoft

                  99.1     Press Release, dated December 15, 1999

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 30, 1999

                                           WINSTAR COMMUNICATIONS, INC.



                                           By: /s/ Kenneth J. Zinghini
                                               -------------------------
                                                   Kenneth J. Zinghini
                                                   Senior Vice President

                                  EXHIBIT INDEX

         The following exhibits are filed as part of this report:

  Exhibit Document
  ------- ---------

     4.1 Purchase Agreement, dated as of December 15, 1999, among the Company, WCC and the Purchasers (without exhibits)

     4.2 Form of Certificate of Designations, Preferences and Rights of Series G Senior Cumulative Participating Convertible Preferred Stock

     4.3 Form of Shareholders Agreement to be entered into separately with the Company by each of (i) CSFBEP and its affiliated co-investment partners, (ii) WCAS and its affiliated co-investment partners and (iii) Microsoft

     99.1 Press Release, dated December 15, 1999